Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals, Inc. (the “Company”), and David E. Riggs, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 22, 2014
In Witness Whereof, the undersigned have set their hands hereto as of the 22th day of December 2014
.
/s/ Scott Tarriff    /s/ David E. Riggs
Scott Tarriff    David E. Riggs
Chief Executive Officer    Chief Financial Officer
“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Eagle Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”